Exhibit 1.01

Juniper Networks, Inc.

Conflict Minerals Report For The Year Ended December 31, 2019

This Conflict Minerals Report (this “Report”) for Juniper Networks, Inc. (the “Company”, “Juniper”, “our” or “we”) covers the reporting period from January 1, 2019 to December 31, 2019, and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in the Rule as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, tin, tantalum, tungsten, and gold (collectively, the “3TGs”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”). The adjoining countries include: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.

Throughout this Report, whenever a reference is made to any document, third-party material or website (including Juniper’s website), such reference does not incorporate information from such document, material or website into this Report, unless expressly incorporated by reference herein.

Overview

Company Overview

Juniper designs, develops and sells products and services for high-performance networks to enable customers to build scalable, reliable, secure and cost-effective networks for their businesses, while achieving agility and improved operating efficiency through automation.

Product Overview

The Company sells high-performance network products and service offerings across routing, switching, and security technologies to customers within its verticals: Cloud, Service Provider, and Enterprise.

Supply Chain Overview

Juniper manufacturing and operations manage relationships with our global supply chain, which includes our contract manufacturers, original design manufacturers, components suppliers, warehousing and logistics. Our contract manufacturers and original design manufacturers in all locations are responsible for all phases of manufacturing, from prototypes to full production and assist with activities such as material procurement. Given our downstream position in the supply chain, such that we do not have any direct relationships with the smelters or refiners in our supply chain, we rely on our first-tier suppliers to provide information about the sources of 3TG used in our products.

Industry Alignment Overview

Since 2011, Juniper has supported the development of industry tools and programs that provide a common means to report or collect due diligence information on the source and chain of custody of 3TG through our membership in the Responsible Minerals Initiative (the “RMI”). The RMI is a recognized industry coalition focused on addressing and advancing the responsible sourcing of 3TG in the supply chain. Through the RMI and its workgroups, the Due Diligence Practices Team, Sensing and Prioritization Team, Smelter Engagement Team and Blockchain Team, Juniper has been actively engaged and continues to work with industry peers in an effort to ensure that our reasonable country of origin inquiry (“RCOI”) and due diligence processes are aligned with industry approaches. The primary objective of this alignment is to help ensure that the 3TG in our in-scope products are sourced responsibly.

Through our participation in the RMI, we seek to maximize the efficiency and effectiveness of our efforts to identify 3TG smelters and refiners in our supply chain and to encourage their participation in the RMI’s Responsible Minerals Assurance Process (the “RMAP”). The RMAP is a voluntary initiative in which an independent third-party validates smelter and refiner due diligence management systems, in line with the Organisation for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “Guidance”). As it is a standardized protocol, we, along with other participants in the electronics industry, rely on the RMAP or equivalent industry-wide programs for audits of 3TG smelters and refiners.

Additionally, through the RMI and its workgroups, Juniper monitors the social, health and safety, and human rights impacts of the industry’s efforts to promote responsible sourcing in the Covered Countries and uses that information to inform our compliance program.

In order to avoid negative impact on the livelihoods of those in the mining communities in the Covered Countries, we do not embargo the sourcing of 3TG from the Covered Countries and encourage our suppliers to continue to responsibly source 3TG from the Covered Countries.

Products Covered by this Report

The Company determined that 3TGs were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during the 2019 calendar year. We determined that only our routing, switching, and security hardware products that are being manufactured were in-scope of the Rule, based on the criteria that they contain components which may contain one or more of the 3TGs that are necessary to the functionality or production of the products.

For further information concerning our products, see the subheading “Products, Services and Technology” in “Item 1. Business” of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020.

The products covered by this report, and the other information contained herein, do not include the hardware products from the Mist acquisition, which are excluded under the transition exemption in this rule.

Reasonable Country of Origin Inquiry

RCOI Overview and Process

Juniper was required to undertake a RCOI with respect to the necessary 3TG in its in-scope products that is reasonably designed to determine whether any of the necessary 3TG originated in any of the Covered Countries and whether they were not from recycled or scrap resources. Based on our RCOI design, we surveyed suppliers that provide physical components that become part of our end products or provide manufacturing services for our end products (collectively, “direct suppliers”), including those direct suppliers that are internally categorized as preferred or strategic. Preferred and strategic direct material suppliers are those that provide what are identified as the most critical technologies and can have a broad impact across Juniper. For the reporting period covered by this Report, the direct suppliers surveyed (the “Surveyed Suppliers”) represented an aggregate of 99% of our total direct materials expenditures in 2019.

To determine whether necessary 3TG in our products originated in the Covered Countries, we retained Assent Compliance (“Assent”), our third-party service provider, to assist us in surveying our Surveyed Suppliers and provide an analysis of the resulting data. We utilized the then latest revision of the RMI’s Conflict Minerals Reporting Template (“CMRT”) to conduct a survey of all Surveyed Suppliers through Assent’s platform. Some of our other compliance activities described in this Report were performed on our behalf by Assent.

We requested that all Surveyed Suppliers complete a CMRT, and we provided training and educational materials to assist such suppliers on best practices and the completion of the CMRT. The training program was intended to help ensure the quality and completeness of the CMRTs received from the Surveyed Suppliers. Assent monitored and tracked all communications via its data management platform. Both Juniper and Assent contacted Surveyed Suppliers that were initially unresponsive in completing a CMRT.

Automated data validation was performed on all submitted CMRTs. This helped to identify contradictory answers in CMRTs, informed our follow-up with Surveyed Suppliers and we believe ultimately increased the accuracy of submissions. Data validation was based on completion of questions in the CMRT and on an analysis of internal consistency among responses in the CMRT. Following the data validation process, CMRTs were accepted and classified as valid or invalid. Surveyed Suppliers that submitted an invalid CMRT, where contradictory or incomplete information was provided, were contacted and requested to resubmit a valid and complete form. Unresolved contradictory or incomplete information impacts the accuracy and completeness of Juniper’s smelter and refiner list.

Based on data collected through May 8, 2020, 90% of the Surveyed Suppliers, representing approximately 90% of our total direct material expenditures in 2019, submitted a CMRT.

RCOI Results

Our RCOI identified 301 known smelters and refiners that appear on the lists maintained by the RMI that may have been in our 2019 supply chain. Based on Juniper’s RCOI, we concluded that 143 of these smelters and refiners sourced 3TG entirely from outside of the Covered Countries, including from recycled or scrap sources. We determined that 13 of the identified smelters and refiners sourced 3TG in whole or in part from within the Covered Countries, but all 13 of these smelters and refiners were designated as “Conformant” by the RMAP (as defined on Appendix A). Juniper’s conclusions concerning the origin of 3TG are based on information provided by the RMI to its members.

For the 2019 reporting period, Juniper was unable to determine the origin of at least a portion of the necessary 3TG in its in-scope products. None of the necessary 3TG contained in its in-scope products were determined to directly or indirectly finance or benefit armed groups in a Covered Country, and Juniper has never identified an instance of 3TG in its in-scope products financing or benefitting armed groups in a Covered Country. However, Juniper did not conclude that any of its in-scope products were “DRC conflict-free.”

Based on the results of our RCOI, we conducted due diligence for 2019. These due diligence efforts are discussed below.

Due Diligence

Design of Due Diligence Program

We designed our due diligence measures to conform, in all material respects, with the framework in the Guidance, including the related Supplements for gold and tin, tantalum, and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps.

A description of certain activities undertaken by Juniper with respect to each of the due diligence-related steps of the Guidance is provided below.

Step 1: Establish Strong Company Management Systems

We have established management systems that conform to Step 1 of the Guidance and that include the following elements:

Conflict Minerals Policy: Juniper has published and communicated to our suppliers a company policy stating our commitment to responsible sourcing of 3TG and our ongoing effort with suppliers to achieve a conflict-free supply chain. This policy can be viewed on our website at https://www.juniper.net/us/en/company/citizenship-sustainability/supply-chain/#tab=dtabs-4. The policy is periodically reviewed by our internal conflict minerals operations team and has been approved by Juniper’s conflict minerals executive champions, the Corporate Vice President of Supply Chain Operations and the Senior Vice President, General Counsel. It is also integrated into our Juniper Business Partner Code of Conduct (https://www.juniper.net/assets/us/en/local/pdf/additional-resources/business-partner-code-of-conduct.pdf), which requires suppliers to exercise due diligence on the source of 3TG and make this information available to Juniper upon request.

Through the Conflict Minerals Policy, Juniper demonstrates our commitment to proactive elimination of 3TG from sources that could support conflict from products and the supply chain, as well as our commitment to continue to source 3TG from Conformant smelters and refiners within the Covered Countries.

Governance structure to support due diligence activities: Juniper has established a conflict minerals governance structure that includes senior managerial responsibility for the program. Senior management with responsibility for the program and the conflict minerals operations team are comprised of individuals from Supply Chain Operations; Environmental, Health, Safety and Security; Engineering; Investor Relations; Finance; Internal Audit; Sales; Legal; Government Affairs; Compliance; and Corporate Communications. Members of the conflict minerals operations team are requested to support the program during different stages of the conflict minerals program based on their area of expertise and influence. The conflict minerals operations team as a whole, under the leadership and purview of Juniper’s executive champions (Corporate Vice President of Supply Chain Operations and Senior Vice President, General Counsel), meets when there are significant changes to the development, implementation, or maintenance of Juniper’s conflict minerals program. The executive champions establish the goals of the conflict minerals operations team, receive regular updates on the status of the program through the Corporate Social Responsibility Executive Committee meeting, and approve any significant changes to the program.

Juniper uses Assent to assist us with collecting and evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps with suppliers in regard to conflict minerals.

Juniper also is engaged in multi-stakeholder initiatives to address responsible sourcing of 3TG. Juniper is a member of the RMI and participates in its Smelter Engagement Team. Through its membership in the RMI, Juniper utilizes the RMI for public policy engagement relating to the responsible sourcing of 3TG and to advance initiatives to reduce the use of raw materials that may support conflict.

Control systems and transparency: Juniper expects all of our suppliers to exercise due diligence on the source and chain of custody of any 3TGs used in the production of the in-scope products, materials, or components sold to Juniper. These expectations are communicated to our suppliers through the supplier onboarding process and business reviews. Juniper seeks to strengthen our relationship with our suppliers by providing training and through our Business Partner Code of Conduct. If suppliers do not follow Juniper’s policies or meet Juniper’s performance expectations, we may escalate the matter, among other compliance and quality matters, in the supplier business review process and take the non-compliance into account in supplier performance scorecards. Supplier non-compliance and poor performance on scorecards may result in a determination to suspend, disengage or take other corrective actions with respect to the supplier.

We have taken steps to strengthen our due diligence efforts over time. For example, in 2018, Juniper implemented program improvements to mitigate risk, including (1) implementation of corporate social responsibility criteria in the direct supplier onboarding process to identify potential labor, environmental, health and safety, and ethics risks, including those associated with responsible minerals sourcing and (2) strengthening the supplier scorecard by adding three new metrics to assess a supplier’s compliance with Juniper’s conflict minerals requirements. These enhancements were implemented to provide more transparency in our expectations and evaluations, promote more granular responsible sourcing discussions with our suppliers, and drive initiatives that will support Juniper's goal of responsible minerals sourcing and a conflict-free supply chain, including supplier due diligence in accordance with the Guidance and sourcing from Conformant smelters. Further, in 2019, Juniper implemented certain improvements that were discussed in our Conflict Minerals Report for calendar year 2018. These improvements include the implementation of new scorecard metrics across all manufacturing partners and commodities that may contain 3TGs, which enables Juniper to better evaluate the maturity of suppliers compared to their peer group as well as across commodity categories. This data visibility allows Juniper to prioritize supplier and commodity manager engagement.

Supplier engagement: We engage with suppliers to request that they complete a valid CMRT for the in-scope products that they supply to us. Juniper has adopted engagement procedures that include steps of supplier engagement and escalation such as in-person meetings, business reviews, outreach conducted by commodity managers, sharing of best practices and training resources, and identification of corrective actions. When entering into or renewing supplier master purchase agreements, we include our Business Partner Code of Conduct. We provide all in-scope suppliers access to conflict minerals education and training resources through Assent’s Learning Management System, Assent University. Additional training is provided to selected suppliers who report smelters or refiners of potential concern.

Suppliers who do not comply with Juniper’s conflict minerals policy, meet Juniper’s performance expectations or, if found to be the case, source minerals that finance or benefit armed groups are escalated to Juniper’s Corporate Vice President of Supply Chain Operations for evaluation of whether Juniper should suspend, disengage, or take other action with the supplier.

Grievance mechanisms: Employees, business partners, suppliers, and customers are encouraged to immediately alert Juniper to any events of questionable, fraudulent, or illegal nature that are, or may be, in violation of Juniper’s Worldwide Code of Business Conduct and Business Partner Code of Conduct, including any events relating to the source of 3TG in products supplied by our suppliers. Information may be submitted through email to integrity@juniper.net, by phone to the toll-free Juniper Integrity Hotline at +1-855-410-5445, online at integrity.juniper.net, or directly to Juniper’s Chief Compliance Officer. Information can be submitted anonymously and will be kept confidential to the fullest extent practicable and allowed by law.

Records maintenance: Juniper has implemented an electronic document retention policy to retain 3TG-related documents for a period of five years, including supplier responses to CMRTs.

Step 2: Identify and Assess Risk in the Supply Chain

We identify and assess risk in our supply chain in conformance with Step 2 of the Guidance. Our compliance steps include surveying our supply chain using the CMRT, aggregating and analyzing the responses, and following up with suppliers for clarification or with requests for further information when their responses trigger specified quality control flags.

The primary risk we identified with respect to the 2019 reporting period related to the nature of the responses received. 65% of the responses received provided data at a company level or did not specify the smelters or refiners that processed the 3TG in the products, materials or components supplied to Juniper. Additionally, 14% of the Surveyed Suppliers indicated that they received information regarding their supply chains from less than 100% of their suppliers and, therefore, they may not have provided a comprehensive list of all smelters and refiners in their supply chains.

Among other things, as part of our due diligence, we compared the smelters and refiners listed in the CMRTs received to the list of smelters and refiners maintained by the RMI. See Appendix A below for a list of these smelters and refiners furnished to us on CMRTs, along with their compliance status.

Each smelter or refiner is assigned a risk of high, medium, or low based on five factors, including: (1) its geographic proximity to the Covered Countries; (2) known mineral source country of origin; (3) its RMAP audit status; (4) credible evidence of unethical or conflict sourcing; and (5) finally, peer assessments conducted by third-party sources believed to be credible by Assent. In addition to the risk mitigation steps described below, suppliers that identify smelters or refiners that are categorized as high risk are requested to submit a product-level CMRT and are directed to educational resources on Assent’s website. If the supplier is not able to provide a product-level CMRT or confirm the high-risk smelter or refiner is not in Juniper’s supply chain, Juniper requests that the supplier provide a corrective action plan.

Additionally, suppliers’ CMRT responses are used to evaluate their program strength. The criteria used to evaluate the strength of the program include whether the supplier (1) has a conflict minerals sourcing policy, (2) has implemented 3TG due diligence measures, (3) reviews due diligence information received from suppliers against the expectations set forth in its policy and (4) has a corrective action process. Suppliers that meet or exceed these criteria (answer “Yes” to all four criteria) are deemed to have a “strong” program; otherwise their program is deemed to be “weak”. For 2019, seven percent of the Surveyed Suppliers that completed a CMRT were identified as having a “weak” program. In addition to the risk mitigation steps discussed below, if a supplier’s program is deemed to be weak, it is provided with further guidance and education through Assent’s learning tools.

Identifying and assessing the three risks of (1) information relevance, accuracy and comprehensiveness, (2) geographic proximity and (3) program strength are intended to help us to address Step 2 of the Guidance.

Step 3: Designing and Implementing a Strategy to Respond to Identified Risks

The results of our due diligence are shared with the executive champions (Corporate Vice President of Supply Chain Operations and Senior Vice President, General Counsel) through our Corporate Social Responsibility Executive Committee meetings, as well as with the Audit Committee of our Board of Directors, which, among other responsibilities, has oversight of risk management and financial reporting and compliance.

We address any risks identified through the process described in Step 2 on a case-by-case basis. For suppliers who do not respond to Assent’s outreach, Juniper’s conflict minerals and supply chain operations teams contact those suppliers directly, requesting that they submit a CMRT. Other actions contemplated by our corrective action framework include, depending upon the particular circumstances, requesting a product-level CMRT and that the supplier take corrective action to ensure that any high-risk smelters or refiners are not in Juniper’s supply chain. We may also provide a supplier with further guidance and education on the Rule, the Guidance, and/or our compliance expectations.

Through our participation in the RMI and its Smelter Engagement Team, we also address smelter- and refiner-related risks and seek to exercise leverage over smelters and refiners to become Conformant. We provide the RMI with Juniper’s lists of smelters and refiners that are not Conformant or Active and those entities disclosed by suppliers that are not listed as known smelters or refiners by the RMI, in order to assist the RMI with prioritizing (1) outreach to those known smelters and refiners that are not participating in the RMAP and (2) research of those commonly reported entities that are not identified as a smelter or a refiner.

Step 4: Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We are a downstream supplier, many steps removed from the mining or processing of 3TG. Juniper does not purchase raw ore or refined 3TG, including from the Covered Countries.

Juniper supports independent third-party audits conducted by the RMAP through our financial support for the RMI. The RMAP is described earlier in this Report.

Juniper also actively supports the goal of increasing smelter and refiner participation in the RMAP through our participation in the RMI and its Smelter Engagement Team. We provide the RMI with Juniper’s lists of smelters and refiners that were reported by our suppliers who are not Conformant or Active in order to assist the RMI with prioritizing outreach to those known smelters and refiners to encourage them to participate in the RMAP.

Step 5: Reporting on Supply Chain Due Diligence

A Form SD and this Report are filed annually with the SEC, and a copy of this Report and the Form SD are made publicly available on our website at https://www.juniper.net/us/en/company/citizenship-sustainability/supply-chain/#tab=dtabs-4.

Future Steps to Mitigate Risk

For 2020, we anticipate continuing to focus on collaborating with industry participants through our membership in the RMI to improve the systems of transparency and control in 3TG supply chains, which we believe mitigates the risk that 3TG contained in our in-scope products will finance or benefit armed groups in the Covered Countries.

In addition, as part of our ongoing efforts to mitigate the risk that the 3TG contained in our in-scope products finance or benefit armed groups in the Covered Countries, we intend to continue the implementation of the following efforts identified in last year’s Conflict Minerals Report:

•	Request that suppliers complete CMRTs on a product-specific basis, to enable us to determine which smelters and refiners actually process 3TG contained in our products.
•	Encourage our suppliers that have not already done so to implement due diligence procedures, through targeted outreach that provides guidance and resources to improve program strength and increase rate of response (to achieve 100%) from their own suppliers.
•	Encourage our suppliers to source only from Conformant smelters and refiners by (1) awarding higher supplier Compliance, Risk and Sustainability scores to those who only utilize Conformant smelters and refiners and (2) continuing to request facilities that are not listed as Conformant by the RMI to obtain an independent third-party audit. Supplier’s Compliance, Risk and Sustainability score is an input in the supplier performance scorecard.
•	Measure the overall performance improvement of the supply chain by tracking supplier performance against selected metrics, including data quality and completeness and the percentage of reported smelters and refiners that are Conformant, with the goal of identifying areas for further improvement and engagement with suppliers, the RMI and Assent.
•	Assess opportunities to integrate additional risk data into our risk assessment process, such as through use of tools provided by the RMI, to further improve our risk assessment process.

Due Diligence Results

Survey Results

For the 2019 reporting year, Juniper received CMRTs from 90% of the Surveyed Suppliers. Juniper and Assent conducted outreach to request corrections to invalid data, three percent of the Surveyed Suppliers who submitted a CMRT did not correct the inaccuracies or gaps in the CMRT. Those CMRTs were therefore treated as invalid submissions.

Smelters and Refiners Potentially in Juniper’s Supply Chain

Based on our RCOI and due diligence, we identified 301 known smelters and refiners of 3TGs that may be in our supply chain in 2019, as compared to 317 in 2018. See Appendix A below for a list of these smelters and refiners, along with their Conformance status. Appendix A does not include the names of entities received through our due diligence process that, as of May 8, 2020, were not listed on the RMI’s list of known smelters and refiners.

A summary of the known smelters and refiners for each 3TG that may be in our supply chain and their RMAP Conformance status is provided below:

70% (154) of the known gold refiners that may be in our supply chain are listed as Conformant (107) or Active (1) (as defined on Appendix A).

100% (38) of the known tantalum smelters that may be in our supply chain are listed as Conformant.

83% (58) of the known tin smelters that may be in our supply chain are listed as Conformant (47) or Active (1).

94% (51) of the known tungsten smelters that may be in our supply chain are listed as Conformant (43) or Active (5).

Not all of the smelters and refiners listed on the CMRTs that we received may have processed the necessary 3TG contained in Juniper’s in-scope products, since, as noted earlier in this Report, 65% of the Surveyed Suppliers reported their CMRT at a “company-level”. In addition, Surveyed Suppliers may have also reported smelters and refiners that were not in Juniper’s supply chain due to over-inclusiveness of the information received from their suppliers or for other reasons. Finally, the smelters and refiners reflected in Appendix A may not include all of the smelters and refiners in Juniper’s supply chain, since 14% of the Surveyed Suppliers indicated that they received information regarding their supply chains from less than 100% of their suppliers, and therefore the Surveyed Suppliers may not have identified all smelters and refiners in their supply chains, and because 10% of the Surveyed Suppliers did not respond to Juniper’s inquiries.

As of the date of this Report and for the reporting period covered by this Report, we have not identified a supplier, smelter or refiner that we have reason to believe is sourcing 3TG contained in our in-scope products that is directly or indirectly financing or benefiting an armed group. However, given that we have received insufficient information with respect to certain smelters and refiners that may have process 3TG in our products, we have not determined that any of our products are “DRC conflict-free.”

Country of Origin Information and Efforts to Determine Mine Location

The identified countries of origin of the 3TG processed by the Conformant smelters and refiners listed in the table in Appendix A may have included the countries in the categories listed below, as well as other countries. The listed countries of origin are derived from information made available by the RMI to its members. Except for the DRC, the RMI does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners. Instead, the RMI indicates country of origin by category: L1, L2 and CC. The categories are based on sourcing risk, as indicated below.

L1—Countries that are not identified as conflict regions or plausible areas of smuggling or export of 3TG from the Covered Countries. Countries of origin include: Argentina, Australia, Austria, Benin, Bolivia, Brazil, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Guinea, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mauritania, Mongolia, Myanmar, Nicaragua, Niger, Nigeria, Peru, Portugal, Russian Federation, Sierra Leone, Somaliland, Spain, Swaziland, Taiwan, Thailand, Togo, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Venezuela and Vietnam.

L2—Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG. Countries of origin include: Mozambique and South Africa.

CC—The nine countries adjoining the DRC. Countries of origin include: Burundi, Rwanda, Tanzania, and Uganda.

Alternatively, or in addition, 74% of the known smelters and refiners listed in the table in Appendix A did source or may have sourced from recycled or scrap sources.

Because the RMI generally does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners, Juniper was not able to determine the countries of origin of the 3TG processed by the listed Conformant smelters and refiners with greater specificity. In addition, for some of the listed Conformant smelters and refiners, origin information is not disclosed by the RMI. Juniper did not determine the countries of origin of the 3TG processed by other smelters and refiners listed on Appendix A.

Juniper endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by conducting a supply-chain survey with suppliers using the CMRT and through the information made available by the RMI to its members, as well as the other measures described in this Report.

Forward-Looking Disclaimer

This Report, including the section entitled “Future Steps to Mitigate Risk”, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our business, products and 3TG compliance efforts, including steps we intend to take to mitigate the risk that the 3TGs in our products benefit armed groups, and the industry’s 3TG-related compliance efforts. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “would,” “could,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. While forward-looking statements in this Report are based on reasonable expectations of our management at the time that they are made, you should not rely on them. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, the risk that information reported to us by our direct suppliers or industry information used by us may be inaccurate; the risk that smelters or refiners may not participate in the RMAP; political and regulatory developments, whether in the Covered Countries, the United States or elsewhere; as well as risks discussed under the heading “Risk Factors” in our most recent Annual Report on 10-K or subsequent Quarterly Report on Form 10-Q and in other reports we file with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Appendix A

Smelters and Refiners List

The below table lists the known smelters or refiners that were identified by the Surveyed Suppliers through their CMRTs and that are, as of May 8, 2020, listed on the RMI’s list of known smelters and refiners. This list includes the Metal, Standard Smelter Name, Smelter Facility Location, Smelter ID, and RMI Audit Status. As indicated in the Report to which this Appendix is attached, this list has been created based on Surveyed Supplier responses. Not all of the smelters and refiners listed on CMRTs that we received may have processed the necessary 3TG contained in Juniper’s in-scope products, since 65% of the Surveyed Suppliers reported their CMRT at a “company-level”. In addition, this list may include reported smelters and refiners that were not in Juniper’s supply chain due to over-inclusiveness of the information received from Surveyed Suppliers or for other reasons. The smelters and refiners listed below may not include all of the smelters and refiners in Juniper’s supply chain, since 14% of the Surveyed Suppliers indicated that they received information regarding their supply chains from less than 100% of their suppliers and therefore the Surveyed Suppliers may not have identified all smelters or refiners in their supply chain, and because 10% of Surveyed Suppliers did not respond to Juniper’s inquiries. To address these gaps, Juniper intends to implement the actions discussed in the “Future Steps to Mitigate Risk” section.

*	RMI Audit Status is as of May 8, 2020. For purposes of this table, “Conformant” denotes that the smelter or refiner participates in and has been listed as “conformant” by the RMAP, including those indicated as “re-audit in progress,” and “Active” denotes that the smelter or refiner is a participant in the RMAP and has committed to undergo an RMAP assessment. “Not Enrolled” means that the smelter or refiner is listed on the Smelter Look-up tab of the CMRT but is not Conformant or Active. Smelter and refiner status reflected in this Appendix is based solely on information made publicly available by the RMI, without independent verification by Juniper.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status*
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	8853 S.p.A.	ITALY	CID002763	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant

Gold	Bangalore Refinery	INDIA	CID002863	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Safimet S.p.A	ITALY	CID002973	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not enrolled
Gold	Caridad	MEXICO	CID000180	Not enrolled
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not enrolled
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not enrolled
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not enrolled
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Not enrolled
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	Not enrolled
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Not enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not enrolled
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not enrolled
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not enrolled
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	Not enrolled
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not enrolled
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not enrolled
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not enrolled
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not enrolled
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not enrolled
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not enrolled
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	Not enrolled
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Not enrolled
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not enrolled
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not enrolled

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	Not enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Not enrolled
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	Not enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not enrolled
Gold	Sai Refinery	INDIA	CID002853	Not enrolled
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not enrolled
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not enrolled
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	Not enrolled
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not enrolled
Gold	African Gold Refinery	UGANDA	CID003185	Not enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Not enrolled
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	Not enrolled
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	Not enrolled
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	Not enrolled
Gold	Sovereign Metals	INDIA	CID003383	Not enrolled
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847	Conformant
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant

Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	Active
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Not enrolled
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	Not enrolled
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not enrolled
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Not enrolled
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Not enrolled
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Not enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Not enrolled
Tin	Super Ligas	BRAZIL	CID002756	Not enrolled
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not enrolled
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410	Not enrolled
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647	Active
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	Active
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	Active
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	Active
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448	Active
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not enrolled
Tungsten	GEM Co., Ltd.	CHINA	CID003417	Not enrolled
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281	Not enrolled